Exhibit 5.2

JOHN W. WHITE

EVAN R. CHESLER

PHILIP A. GELSTON

RICHARD W. CLARY

JAMES D. COOPER

STEPHEN L. GORDON

DANIEL L. MOSLEY

ROBERT H. BARON

DAVID MERCADO

CHRISTINE A. VARNEY

PETER T. BARBUR

SANDRA C. GOLDSTEIN

THOMAS G. RAFFERTY

MICHAEL S. GOLDMAN

RICHARD HALL

JULIE A. NORTH

ANDREW W. NEEDHAM

STEPHEN L. BURNS

KEITH R. HUMMEL

DAVID J. KAPPOS

DANIEL SLIFKIN

ROBERT I. TOWNSEND, III

WILLIAM J. WHELAN, III

PHILIP J. BOECKMAN

WILLIAM V. FOGG

FAIZA J. SAEED

RICHARD J. STARK

THOMAS E. DUNN

MARK I. GREENE

DAVID R. MARRIOTT

MICHAEL A. PASKIN

ANDREW J. PITTS

MICHAEL T. REYNOLDS

ANTONY L. RYAN

GEORGE E. ZOBITZ

GEORGE A. STEPHANAKIS

DARIN P. MCATEE

GARY A. BORNSTEIN

TIMOTHY G. CAMERON

KARIN A. DEMASI

LIZABETHANN R. EISEN

DAVID S. FINKELSTEIN

DAVID GREENWALD

RACHEL G. SKAISTIS

PAUL H. ZUMBRO

JOEL F. HEROLD

WORLDWIDE PLAZA

825 EIGHTH AVENUE

NEW YORK, NY 10019-7475

TELEPHONE: +1-212-474-1000

FACSIMILE: +1-212-474-3700

__________

CITYPOINT

ONE ROPEMAKER STREET

LONDON EC2Y 9HR

TELEPHONE:  +44-20-7453-1000

FACSIMILE:  +44-20-7860-1150

ERIC W. HILFERS

GEORGE F. SCHOEN

ERIK R. TAVZEL

CRAIG F. ARCELLA

DAMIEN R. ZOUBEK

LAUREN ANGELILLI

TATIANA LAPUSHCHIK

ERIC L. SCHIELE

ALYSSA K. CAPLES

JENNIFER S. CONWAY

MINH VAN NGO

KEVIN J. ORSINI

MATTHEW MORREALE

JOHN D. BURETTA

J. WESLEY EARNHARDT

YONATAN EVEN

BENJAMIN GRUENSTEIN

JOSEPH O. ZAVAGLIA

STEPHEN M. KESSING

LAUREN A. MOSKOWITZ

DAVID J. PERKINS

JOHNNY G. SKUMPIJA

J. LEONARD TETI, II

D. SCOTT BENNETT

TING S. CHEN

CHRISTOPHER K. FARGO

KENNETH C. HALCOM

DAVID M. STUART

AARON M. GRUBER

O. KEITH HALLAM, III

OMID H. NASAB

DAMARIS HERNÁNDEZ

JONATHAN J. KATZ

MARGARET SEGALL D’AMICO

RORY A. LERARIS

KARA L. MUNGOVAN

___________________

SPECIAL COUNSEL

SAMUEL C. BUTLER

GEORGE J. GILLESPIE, III

___________________

OF COUNSEL

MICHAEL L. SCHLER

May 22, 2017

Martin Marietta Materials, Inc.

$300,000,000 Aggregate Principal Amount of Floating Rate Senior Notes due 2020

$300,000,000 Aggregate Principal Amount of 3.450% Senior Notes due 2027

Ladies and Gentlemen:

We have acted as counsel for Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), in connection with the public offering and sale by the Company of $300,000,000 aggregate principal amount of 3.450% Senior Notes due 2027 and $300,000,000 aggregate principal amount of Floating Rate Senior Notes due 2020 (together, the “Notes”) to be issued pursuant to an Indenture dated as of May 22, 2017 (the “Base Indenture”), between the Company and Regions Bank (the “Trustee”), as amended and supplemented by the First Supplemental Indenture dated as of May 22, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Indenture and the Registration Statement on Form S-3 (Registration No. 333-217991) filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2017 (the “Registration Statement”), for registration under the Securities Act of 1933 (the “Securities Act”) of various securities of the Company, to be issued from time to time by the Company. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed (a) the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies, (b) that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee, (c) that the Indenture has been duly authorized, executed and delivered by the Company and (d) that the Notes have been duly authorized, executed and delivered by the Company.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that when the Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for, the Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the State of North Carolina.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607

120A

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